UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2012

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 5, 2012, X-Cal USA, Inc. , a wholly owned subsidiary of Paramount Gold and Silver Corp. (“the Company”) has sold its non-core Reese River unpatented mining claims in Nevada to Valor Gold Corporation for 6 million shares of restricted common stock and cash of $21,000.  The claims were sold subject to a 2% net smelter royalty in favor of Royal Gold Corporation.  The mining claims are not significant to the Company and were carried at a cost base of $64,000 on the balance sheet prior to the sale.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On November 5, 2012, the Company entered into an Employment Agreement with Glen van Treek, Vice President of Exploration providing an annual salary of $200,000 along with a provision for performance bonuses at the discretion of the Board of Directors.  Mr. van Treek is also entitled to the following:  (i) if employment is terminated as a result of change of control, the aggregate of two times annual compensation be paid upon termination, and (ii) that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

On November 5, 2012, the Company entered into an Amended Employment Agreement with Carlo Buffone, Chief Financial Officer providing the following modifications: (i) an increase in base annual salary to $200,000, ii) if employment is terminated as a result of change of control, the aggregate of two times annual compensation be paid upon termination, and (iii) that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

On November 5, 2012, the Company entered into an Amended Employment Agreement with Christopher Crupi, Chief Financial Officer providing the following modifications: (i) if employment is terminated as a result of change of control, the aggregate of two times annual compensation be paid upon termination, and (ii) that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

The foregoing description of the material terms of the foregoing employment agreement and amended employment agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the relevant exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012

Paramount Gold and Silver Corp.

	By:	/s/Christopher Crupi
Christopher Crupi, CEO

Exhibit 99	News Release dated November 5, 2012

Exhibit 99.1	Employment Agreement Glen Van Treek

Exhibit 99.2	Amendment to Employment Agreement Carlo Buffone

Exhibit 99.3	Amendment to Employment Agreement Christopher Crupi